                                                                     Exhibit 4.2

                            SUBSCRIPTION AGREEMENT



SUBSCRIPTION AGREEMENT (this "Agreement") made as of the date set forth on the signature page hereof between Zonagen, Inc., a Delaware corporation with its principal offices at 2408 Timberloch Place, Suite B-4, The Woodlands, Texas 77380 (the "Company") and the undersigned (the "Subscriber").

                              W I T N E S S E T H:

WHEREAS, the Company desires to issue a minimum (the "Minimum Offering") of thirty-five (35) units (the "Units") and a maximum (the "Maximum Offering") of seventy-five (75) Units, with an option in favor of the Placement Agent to offer up to an additional seventy (70) Units to cover over-allotments, in a private placement offering (the "Offering"), each Unit consisting of 10,000 shares of Series B Convertible Preferred Stock of the Company, stated value of $10.00 per share, (the "Preferred Stock"), initially convertible into shares of common stock of the Company, par value $.001 per share (the "Common Stock" and collectively with the Preferred Stock, the "Shares"), and the Subscriber desires to purchase that number of Units set forth on the signature page hereof on the terms and conditions hereinafter set forth;

WHEREAS, the Company has engaged Paramount Capital, Inc. (the "Placement Agent") as Placement Agent for the Offering on a "best-efforts" basis.

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I  SUBSCRIPTION FOR UNITS AND REPRESENTATIONS BY SUBSCRIBER
   --------------------------------------------------------

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Units or fractions thereof and the Company agrees to sell such Units to the Subscriber as is set forth upon the signature page hereof. The Units will be offered at $100,000 per Unit (the "Initial Offering Price"). The purchase price is payable by personal or business check, wire transfer of immediately available funds or money order made payable to "Fleet Bank N.A., Escrow Agent, F/B/O Zonagen, Inc." contemporaneously with the execution and delivery of this Agreement. The Units will be delivered by the Company within ten (10) days following the consummation of the Offering as set forth in Article III hereof.

1.2 The Subscriber recognizes that the purchase of Units involves a high degree of risk in that (i) the Company remains a development stage business with limited operating history and requires substantial funds in addition to the proceeds of the Offering; (ii) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Units; (iii) the Subscriber may not be able to liquidate his investment; (iv) transferability of the Shares is extremely limited; and (v) in the event of a disposition, the Subscriber could sustain the loss of his entire investment. Such risks are more fully set forth in the Memorandum (as defined below) furnished by the Company to the Subscriber.

1.3 The Subscriber represents that the Subscriber is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), as indicated by his responses to the questions contained in Article VIII hereof, and that the Subscriber is able to bear the economic risk of an investment in the Units.

1.4 The Subscriber hereby acknowledges and represents that (i) the Subscriber has prior investment experience, including investment in non-listed and unregistered securities, or the Subscriber has employed the services of an investment advisor, attorney and/or accountant to read all of the documents furnished or made available by the Company both to the Subscriber and to all other prospective investors in the Units and to evaluate the merits and risks of such an investment on the Subscriber's behalf; (ii) the Subscriber recognizes the highly speculative nature of this investment; and (iii) the Subscriber is able to bear the economic risk which the Subscriber hereby assumes.

1.5 The Subscriber hereby acknowledges receipt and careful review of the Confidential Private Placement Memorandum dated July 23, 1996, as supplemented and amended (including Supplement and Amendment No. 1 to the Confidential Offering Memorandum dated July 23, 1996, hereinafter referred to as the "Supplement"), and the attachments and exhibits thereto (including the Certificate of Designations of the Series B Convertible Preferred Stock, the Company's Annual Report on Form 10-K for the year ended December 31, 1995, Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and Definitive Proxy Statement for its June 19, 1996 Annual Meeting of Stockholders, all of which constitute an integral part of the Memorandum) (the "Memorandum") and hereby represents that the Subscriber has been furnished by the Company during the course of this transaction with all information regarding the Company which the Subscriber has requested or desired to know, has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering and has received any additional information which the Subscriber has requested.

1.6 (a) The Subscriber has relied solely upon the information provided by the Company in the Memorandum in making the decision to invest in the Units. To the extent necessary, the Subscriber has retained, at the expense of the Subscriber, and relied upon

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appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of the Units hereunder. The Subscriber acknowledges and agrees that the Placement Agent has not supplied any information for inclusion in the Memorandum other than information furnished in writing to the Company by the Placement Agent specifically for inclusion in the Memorandum relating to the Placement Agent, that the Placement Agent has no responsibility for the accuracy or completeness of the Memorandum and that the Subscriber has not relied upon the independent investigation or verification, if any, which may have been undertaken by the Placement Agent.

(b) To the best of its knowledge, (i) the Subscriber was contacted regarding the sale of the Units by the Placement Agent (or an authorized agent or representative thereof), with whom the Subscriber had a prior substantial pre-existing relationship and (ii) no Units were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Subscriber: did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

1.7 The Subscriber hereby represents that the Subscriber either by reason of the Subscriber's business or financial experience or the business or financial experience of the Subscriber's professional advisors (who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, including the Placement Agent, directly or indirectly) has the capacity to protect the Subscriber's own interests in connection with the transaction contemplated hereby. The Subscriber hereby acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the "SEC") because of the Company's representations that the Offering is intended to be exempt from the registration requirements of Section 5 of the Act pursuant to Section 4(2) of the Act and Regulation D promulgated thereunder. The Subscriber agrees that the Subscriber will not sell or otherwise transfer the Shares unless they are registered under the Act or unless an exemption from such registration is available.

1.8 The Subscriber understands that the Shares comprising the Units have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon the Subscriber's investment intention. In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Shares comprising the Units for the Subscriber's own account for investment and not with a view toward the resale or distribution of such shares to others. The Subscriber, if an entity, was not formed for the purpose of purchasing the Shares.

1.9 The Subscriber understands that although there currently is a public market for the Common Stock, Rule 144 promulgated under the Act requires, among other conditions, a two-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Units or any of the Shares comprising the Units under the Act or any state securities or "blue sky" laws other than as set forth in Article V. The Subscriber consents that the Company may, if it desires, permit the transfer of the Shares comprising the Units out of the Subscriber's name only when the Subscriber's request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state "blue sky" laws (collectively, "Securities Laws"). The Subscriber agrees to hold the Company and its directors, officers, employees, controlling persons and agents (including the Placement Agent and its officers, directors, employees, counsel, agents and controlling persons) and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by the Subscriber contained in this Agreement (including the Confidential Investor Questionnaire contained in Article VIII herein) or any sale or distribution by the Subscriber in violation of the Securities Laws.

1.10 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Shares that such Shares have not been registered under the Act or any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Shares.

1.11 The Subscriber understands that the Company will review this Agreement and is hereby given authority by the Subscriber to call Subscriber's bank or place of employment or otherwise review the financial standing of the Subscriber; and it is further agreed that the Company reserves the unrestricted right to reject or limit any subscription, to accept subscriptions for fractional Units and to close the Offering to the Subscriber at any time.

1.12 The Subscriber hereby represents that the address of the Subscriber furnished by the Subscriber on the signature page hereof is the Subscriber's principal residence if the Subscriber is an individual or its principal business address if it is a corporation or other entity.

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

1.13 The Subscriber represents that he or it has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Units. This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

1.14 If the Subscriber is a corporation, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an investor in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

1.15 The Subscriber acknowledges that if he is a Registered Representative of an NASD member firm, he must give such firm the notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm in
Section 8.4 below.

1.16 The Subscriber acknowledges that at such time, if ever, as the Shares are registered, sales of the Shares will be subject to state securities laws, including those of the State of New Jersey which requires any securities sold in New Jersey to be sold through a registered broker-dealer or in reliance upon an exemption from registration.


II  REPRESENTATIONS BY AND COVENANTS OF THE COMPANY
    -----------------------------------------------

Except as set forth on the Schedule of Exceptions attached hereto as Exhibit A, the Company hereby represents and warrants to the Subscriber that:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as described in the Memorandum. The Company is duly qualified to do business as a foreign corporation and is in good standing in the State of Texas.

2.2 Capitalization and Voting Rights. The authorized, issued and outstanding capital stock of the Company is as set forth in the Memorandum under the heading "Capitalization"; all issued and outstanding shares of the Company are validly issued, fully paid and nonassessable. The Shares comprising the Units have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable. Except as set forth in the Memorandum, there are no outstanding options, warrants, agreements, convertible securities, preemptive rights or other rights to subscribe for or to purchase any shares of capital stock of the Company. Except as set forth in the Memorandum and in this Agreement and as otherwise required by law, there are no restrictions upon the voting or transfer of the Shares pursuant to the Company's Certificate of Incorporation, By-Laws or

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

other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound.

2.3 Authorization; Enforceability. This Agreement has been duly and validly authorized by the Company and is enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Company has full power and lawful authority to authorize, issue and sell the Units to be sold by it hereunder on the terms and conditions set forth herein.

2.4 Certificate of Designations of Preferred Stock. The Preferred Stock has the rights, preferences and privileges substantially as set forth in the Form of Certificate of Designations attached as Exhibit A to the Memorandum with the initial conversion price equal to the lesser of (i) $9.00 and (ii) 90% of the average closing bid price of the Common Stock, on the Nasdaq Small-Cap Market ("Nasdaq") for the twenty consecutive trading days immediately preceding the (a) the initial closing date (the "Initial Closing Date"), (b) any interim closing date (each an "Interim Closing Date") or (c) the final closing date (the "Final Closing Date") of this Offering, whichever is lowest. The initial conversion rate shall be the number determined by dividing $10.00 by the initial conversion rate.

2.5  No Conflict; Governmental Consents.

(i) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Certificate of Incorporation or By-Laws of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company.

(ii) No consent, approval, authorization or other order of any governmental authority is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Units or the Shares comprising the Units, except such filings as may be required to be made with the SEC and Nasdaq and with any state or foreign blue sky or securities regulatory authority.

2.6 Licenses. Except as set forth in the Memorandum, the Company has sufficient licenses, permits and other governmental authorizations currently required for the

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

conduct of its business or ownership of properties and is in all material respects complying therewith.

2.7 Litigation. Except as set forth in the Memorandum, the Company knows of no pending or threatened legal or governmental proceedings against the Company which could materially adversely affect the business, property, financial condition or operations of the Company.

2.8 Accuracy of Reports. All material reports required to be filed by the Company within the two years prior to the date of this Agreement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), have been duly filed with the SEC, complied at the time of filing in all material respects with the requirements of their respective forms and, except to the extent updated or superseded by the Memorandum or any subsequently filed report, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

2.9 Memorandum; Disclosure. No information set forth in the Memorandum contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

2.10  Investment Company

The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the SEC thereunder.


III  TERMS OF SUBSCRIPTION
     ---------------------

3.1 The Company shall issue a minimum of thirty-five (35) Units and a maximum of seventy-five (75) Units. The Placement Agent, at its sole option, may offer and sell up to an additional seventy (70) Units to cover over-allotments. The Offering Period shall begin on the date that the Company delivers the final Memorandum to the Placement Agent. Upon receipt of the Minimum Offering amount, the Placement Agent may conduct a closing (the "Initial Closing Date") and may conduct subsequent closings on an interim basis (each a "Closing") until the Maximum Offering amount (including any over-allotment amount) has been reached (the "Final Closing Date"). The Offering Period is expected to terminate on August 23, 1996, subject to an extension, at the sole option of the Placement Agent, for an additional thirty (30) days. The Units will be offered on a "best efforts" basis. The purchase price is payable by personal or business check, wire transfer of immediately available funds or money order made payable to "Fleet Bank, N.A., Escrow Agent, F/B/O Zonagen, Inc."

                                       7
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3.2  Placement of the Units will be made by the Placement Agent, who will receive certain compensation as described in the Term Sheet and the Supplement. In addition, Cruttenden Roth Incorporated ("Cruttenden") has been named as a Sub-Placement Agent for the Offering and will receive certain compensation as described in the Term Sheet and Supplement.

3.3 Pending the sale of the Units, all funds paid hereunder shall be deposited by the Company in escrow with the Fleet Bank, N.A., a national banking association with a branch at 345 Park Avenue, New York, New York 10022. If the Company shall not have obtained subscriptions (including this subscription) for purchases of 35 Units on or before the Final Closing Date, then this subscription shall be void and all funds paid hereunder by the Subscriber shall be promptly returned to the Subscriber, without interest, subject to paragraph
3.5 hereof.

3.4 The Subscriber hereby authorizes and directs the Company to deliver the Shares comprising the Units to be issued to the Subscriber pursuant to this Agreement directly to the Subscriber's account maintained by the Placement Agent, if any, or, if no such account exists to the residential or business address indicated on the signature page hereto.

3.5 The Subscriber hereby authorizes and directs the Company to return any funds for unaccepted subscriptions to the same account from which the funds were drawn, including any customer account maintained with the Placement Agent.

IV  Conditions to Obligations of the Subscribers

4.1 The Subscribers' obligation to purchase the Units at the Closing is subject to the fulfillment on or prior to each Closing Date of the following conditions, which conditions may be waived at the option of each Subscriber to the extent permitted by law:

(a) Representations and Warranties Correct. The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on each Closing Date with the same force and effect as if they had been made on and as of said date.

(b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such purchase shall have been performed or complied with in all material respects.

(c) Listing. The Company will promptly file an Application for Listing of Additional Shares with the Nasdaq SmallCap Market in accordance with Rule 10b-7 under the Securities Exchange Act of 1934 and hereby represents and warrants to the Placement Agent and to the Subscribers that it will take all action reasonably necessary to list the Common Stock into which the Preferred Stock is convertible and the Common Stock underlying the Placement Warrants in accordance with the rules of the Nasdaq SmallCap Market.

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

(d) No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(e) No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person which shall not have been obtained to issue the Shares (except as otherwise provided in this Agreement).

(f) Minimum Subscriptions. The Company shall have received binding subscriptions for at least 35 Units.

(g) Legal Opinion. On each Closing Date, Counsel to the Company shall have delivered to the Placement Agent for the benefit of the Placement Agent and the Subscribers, legal opinions (including legal opinions as to patent and regulatory matters) to such effect with respect to legal matters relating to this Agreement and the Memorandum as the Placement Agent may require.

(h) Comfort Letter. On each Closing Date, to the extent requested by the Placement Agent, the Company's auditors shall have delivered to the Placement Agent for the benefit of the Placement Agent and the Subscribers, a comfort letter to such effect as the Placement Agent may require.

V  Registration Rights

  5.1 As used in this Agreement, the following terms shall have the following meanings:

(a) "Affiliate" shall mean, with respect to any person, any other person controlling, controlled by or under direct or indirect common control with such person (for the purposes of this definition "control," when used with respect to any specified person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing).

(b) "Business Day" shall mean a day Monday through Friday on which banks are generally open for business in New York.

(c) "Holders" shall mean the Subscribers and any person holding Registrable Securities to whom the rights under Section 5 have been transferred in accordance with Section 5.9 hereof.

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

(d) "Person" shall mean any person, individual, corporation, partnership, limited liability company, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

(e) The terms "register," "registered" and "registration" refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

(f) "Registrable Securities" shall mean (A) the Shares of Common Stock issuable upon the conversion of the Preferred Stock, (B) the shares of Common Stock underlying the Placement Warrants and (C) any shares of Common Stock issued as (or issuable upon the conversion of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in replacement of the Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (I) have not been disposed of pursuant to a registration statement declared effective by the SEC, (II) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (III) are held by a Holder or a permitted transferee pursuant to subsection 5.9.

(g) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 5.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

(h)  "Registration Statement" shall have the meaning ascribed to such term in
     Section 5.2.

(i)  "Registration Period" shall have the meaning ascribed to such term in
     Section 5.4.

(j) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.

5.2 As soon as practicable but not later than the earlier of (a) 60 days after the Initial Closing Date and (b) 30 days after the Final Closing Date, (the "Filing Date"), the Company will file a shelf registration statement (the "Registration Statement") with the SEC and use its reasonable best efforts to effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as may be so reasonably requested and as would permit or facilitate the sale and distribution of all Registrable Securities.

5.3 All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 5.2 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered.

5.4 In the case of the registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will, upon reasonable request, inform each Holder as to the status of such registration, qualification and compliance. At its expense the Company will:

(a) use its reasonable best efforts to keep such registration, and any qualification or compliance under state securities laws which the Company determines to obtain, continuously effective until at least the third anniversary of the Closing Date or until the Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs. The period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as "the Registration Period." Notwithstanding the foregoing at the Company's election, the Company may cease to keep such registration, qualification or compliance effective with respect to any Registrable Securities, and the registration rights of a Holder shall expire, at such time as the Holder may sell under Rule 144(k) under the Securities Act (or other exemption from registration acceptable to the Company) all Registrable Securities then held by such Holder; and

  (b)  advise the Holders:

(i) when the Registration Statement or any amendment thereto has been filed with the SEC and when the registration statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

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

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

(c) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

(d) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference) in the form filed with the SEC;

(e) during the Registration Period, deliver to each Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto. In addition, upon the reasonable request of the Subscriber and subject in all cases to confidentiality protections reasonably acceptable to the Company, the Company will meet with a Subscriber or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities, and will otherwise cooperate with any Subscriber conducting an investigation for the purpose of reducing or eliminating such Subscriber's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters;

(f) during the Registration Period, deliver to each Holder, without charge, (i) as soon as practicable (but in the case of the annual report of the Company to its stockholders, within 120 days after the end of each fiscal year of the Company) one copy of: (A) its annual report to its stockholders (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing); (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K (or similar form); (C) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q (or similar form), and (D) a copy of the full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) upon reasonable request, all exhibits excluded by the parenthetical to the immediately preceding clause (D), and all other information that is generally available to the public;

(g) prior to any public offering of Registrable Securities pursuant to any Registration Statement, register or qualify for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement;

(h) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends to the extent not required at such time and in such denominations and registered in such names as Holders may request at least three business days prior to sales of Registrable Securities pursuant to such Registration Statement;

(i) upon the occurrence of any event contemplated by Section 5.4(b)(v) above, the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(j) use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and will make generally available to the Holders not later than 45 days (or 90 days if the fiscal quarter is the fourth fiscal quarter) after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement satisfying the provisions of Section 11(a) of the Act.

(k) take all action reasonably necessary to cause the Common Stock into which the Preferred Stock is convertible and the Common Stock underlying the Placement Warrants to be listed on the Nasdaq SmallCap Market.

5.5 The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 5.2 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

5.6 (a) To the extent permitted by law, the Company will indemnify each Holder, each underwriter of the Shares and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 5.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse each Holder, each underwriter of the Shares and each person controlling such Holder, for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use in preparation of such registration statement, prospectus or offering circular; provided that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act or in the prospectus subject to completion and term sheet under Rule 434 of the Securities Act, which together meet the requirements of Section 10(a) of the Securities Act (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any such Holder, any such underwriter or any such controlling person, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

(b) Each Holder will severally, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter of the Shares and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 5.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, each underwriter of the Shares and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder and stated to be specifically for use in preparation of such registration statement, prospectus or offering circular; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus that was made available to the Holder was not sent or given to the person asserting any such claim, loss, damage or liability at or prior to the written confirmation of the sale of the Registrable Securities confirmed to such person if such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities in excess of the proceeds received by such Holder in the offering, except in the event of fraud by such Holder.

(c) Each party entitled to indemnification under this Section 5.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).

(d) If the indemnification provided for in this Section 5.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

5.7 (a) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement contemplated by Section 5.2 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(b) Each Holder agrees to suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the registration statement and prospectus contemplated by Section 5.2 during (A) any period not to exceed two 40-day periods within any one 12-month period the Company requires in connection with a primary underwritten offering of equity securities and (B) any period, not to exceed one 30-day period per circumstance or development, when the Company determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable.

(c) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Article V.

(d) Each Holder hereby covenants with the Company (1) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (2) if such Registrable Securities are to be sold by any method or in any transaction other than on Nasdaq (or other national securities exchange), in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five business days prior to the date on which the Holder first offers to sell any such Shares.

(e) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the registration statement described in this Section are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Shares is accompanied by a certificate reasonably satisfactory to the Company to the effect that (A) the Registrable Securities have been sold in accordance with such registration statement and (B) the requirement of delivering a current prospectus has been satisfied.

(f) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such registration statement, that constitutes a violation of Rule 10(b)-6 under the Exchange Act or any other applicable rule, regulation or law.

(g) At the end of the period during which the Company is obligated to keep the registration statement current and effective as described above, the Holders of Registrable Securities included in the registration statement shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such registration statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

5.8 With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any unregistered Registrable Securities, furnish to such Holder upon any reasonable request a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

5.9 The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 5.2 may be assigned in full by a Holder, provided, that: (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such transfer involves not less than the lesser of all of such Holder's Shares or 100,000 Shares; (iii) such Holder gives prior written notice to the Company; and (iv) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 5.9, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

5.10 With the written consent of the Company and the Holders holding at least a majority of the Registrable Securities that are then outstanding, any provision of this Article V may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

VI  MISCELLANEOUS

6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed to Zonagen, Inc., 2408 Timberloch Place, Suite B-4, The Woodlands, Texas 77380, Attn: President, and to the Subscriber at his address indicated on the signature page of this Agreement. Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

6.2 Except as provided for in Section 5.10, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

6.3 Subject to the provisions of Section 5.9, this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

6.4 Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Units as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or delete other persons as subscribers.

6.5 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6.6 In order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

6.7 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

6.8 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

6.9 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.10 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

6.11 (a) The Subscribers severally agree not to issue any public statement with respect to the Subscribers' investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company's prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

(b) The Company agrees not to disclose the names, addresses or any other information about the Subscribers, except as required by law; provided, that the Company may use the name (but not the address) of the Subscriber in the Registration Statement.

6.12 (a) Each Subscriber severally represents and warrants that it has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Each Subscriber hereby severally agrees to indemnify and hold harmless the Company and the Placement Agent from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of such Subscriber hereunder.

(b) The Company has engaged, consented to and authorized the Placement Agent in connection with the transactions contemplated by this Agreement. The Company hereby agrees to pay the Placement Agent a commission and to reimburse expenses in accordance with the Placement Agency Agreement dated July 17, 1996 (the "Placement Agency Agreement"), and the Company agrees to indemnify and hold harmless the Subscribers from and against all fees, commissions or other payments owing by the Company to any other person or firm acting on behalf of the Company hereunder.

6.13 Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement, except (a) for the holders of Registrable Securities and (b) for the Placement Agent pursuant to
Article I and 6.12 hereof.

VII  NOTICE TO, AND REPRESENTATIONS AND COVENANTS OF, CERTAIN STATE RESIDENTS

7.1 Connecticut Residents: The undersigned acknowledges that the Securities have not been registered under the Connecticut Uniform Securities Act, as amended, and are subject to restrictions on transferability and sale of securities as set forth herein. The undersigned hereby agrees that such Securities will not be transferred or sold without registration under the Connecticut Uniform Securities Act, as amended, or exemption therefrom.

7.2 Missouri Residents: The Subscriber acknowledges that the Securities have not been registered under the Missouri Uniform Securities Act, as amended, and are subject to restrictions on transferability and the sale of securities as forth herein. The Subscriber hereby acknowledges that such Securities may be disposed of only through a licensed broker-dealer. It is a felony to sell securities in violation of the Missouri Uniform Securities Act.

7.3 Pennsylvania Residents: The Subscriber hereby acknowledges that the Company is relying upon the exemption from registration of securities set forth in Section 203(d) of the Pennsylvania Act of 1972, as amended (the "Pennsylvania Act") in connection with the sale of the Securities to the Subscriber.

In accordance with the requirements of Section 203(d) of the Pennsylvania Act, the Subscriber hereby agrees not to sell the securities within twelve months from the date of purchase except pursuant to Section 204.01 of the Blue Sky Regulations of the Pennsylvania Act. Additionally, the Subscriber is aware of the right of withdrawal under Section 207(m) of the Pennsylvania Act described in the cover pages of the Memorandum.

7.4 Texas Residents: The Subscriber hereby acknowledges that the Securities cannot be sold unless they are subsequently registered under the Securities Act of 1933, as amended, and the Texas Securities Act, or an exemption from registration is available. The Subscriber further acknowledges that because the Securities are not readily transferable, they must bear the entire risk of the investment for an indefinite period of time.

7.5 Alabama Residents: The undersigned represents that he or she, either alone or with the undersigned's representative, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment in the Units.

7.6 Massachusetts Residents: If the undersigned is a natural person, he or she represents that his or her investment in these Units does not exceed 25% of his or her net worth or joint net worth with spouse (excluding principal residence and its furnishings).

7.7 Maryland Residents: The undersigned acknowledges and agrees that these Units will not be sold without registration under the Maryland Securities Act or exemption therefrom.

7.8 Wisconsin Residents: The undersigned represents that he or she, either alone or with his or her representative, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment in the Units.

7.9 California Residents: If the undersigned is a natural person, he or she represents that his or her investment in these Units does not exceed 10% of his or her net worth or joint net worth with spouse (excluding principal residence and its furnishings).

7.10 Florida Residents: The undersigned acknowledges that the Units have not been registered under the Florida Securities and Investor Protection Act (the "Florida Act")in reliance upon exemption provisions contained therein. Section
517.061 (11)(a)(5) of the Florida Act provides that any Purchaser of securities in Florida which are exempted from registration under Section 517.061(11) of the Florida Act may withdraw his subscription agreement and receive a full refund of all monies paid, within three business days after he tenders consideration for such securities. Therefore, any Florida resident who purchases securities is entitled to exercise the foregoing statutory rescission right within three business days after tendering consideration for the investment packages by telephone, telegram or letter notice to the Company. Any telegram or letter should be sent or postmarked prior to the end of the third business day. A letter should be mailed by certified mail, return receipt requested, to ensure its receipt and to evidence the time of mailing. Any oral requests should be confirmed in writing.

7.11 North Carolina Residents: The undersigned acknowledges that these Units are subject to restriction on transferability and resale and may not be transferred or resold except as permitted under the Securities and Exchange Act of 1933, as amended, and the applicable state securities laws, pursuant to the registration or exemption therefrom. Investors should be aware that that they will be required to bear the financial risks of this investment for an indefinite period of time.

  VIII  CONFIDENTIAL INVESTOR QUESTIONNAIRE

8.1 The Subscriber represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he or she has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A          The undersigned is an individual (not a partnership,
                    corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

                        Explanation. In calculating net worth you may include
                    equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B          The undersigned is an individual (not a partnership,
                    corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and loses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C          The undersigned is a director or executive officer of the
                    Company which is issuing and selling the Units.

Category D          The undersigned is a bank; a savings and loan association;
                    insurance company; registered investment company; registered business development company; licensed small business investment company ("SBIC"); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or is a self directed plan with investment decisions made solely by persons that are accredited investors.

                                           ----------------------

                                           ----------------------
                                             (describe entity)

Category E          The undersigned is a private business development company
                    as defined in section 202(a)(22) of the Investment Advisors
                    Act of 1940.

                                           ----------------------

                                           ----------------------
                                             (describe entity)


Category F          The undersigned is either a corporation, partnership,
                    Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal
                    Revenue Code, in each case not formed for the specific purpose of acquiring the Units and with total assets in excess of $5,000,000.

                                           ----------------------

                                           ----------------------
                                             (describe entity)


Category G          The undersigned is a trust with total assets in excess of
                    $5,000,000, not formed for the specific purpose of acquiring the Units, where the purchase is directed by a "sophisticated person" as defined in Regulation
                    506(b)(2)(ii).


Category H          The undersigned is an entity (other than a trust) all the
                    equity owners of which are "accredited investors" within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement.

                                           ----------------------

                                           ----------------------
                                             (describe entity)

Category I          The undersigned is not within any of the categories above
                    and is therefore not an accredited investor.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing Date in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.


  8.2  SUITABILITY (please answer each question)

(a) For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

(b) For an individual Subscriber, please describe any college or graduate degrees held by you:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

(c)  For all Subscribers, please list types of prior investments:
______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

(d) For all Subscribers, please state whether you have you participated in other private placements before:

  YES_______      NO_______

(e) For all Subscribers, please indicate frequency of such prior participation in private placements of:

                 Public        Private         Public or Private
                Companies     Companies     Biotechnology Companies
                ---------    -----------    -----------------------

  Frequently
               -----------   ------------      ---------------
  Occasionally
               -----------   ------------      ---------------
  Never
               -----------   ------------      ---------------

(f) For individual Subscribers, do you expect your current level of income to significantly decrease in the foreseeable future?

  YES_______      NO_______

(g) For trust, corporate, partnership and other institutional Subscribers, do you expect your total assets to significantly decrease in the foreseeable future?

  YES_______      NO_______

(h) For all Subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you?

  YES_______      NO_______

(i) For all Subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

  YES_______      NO_______

(j) For all Subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

  YES_______      NO_______

  8.3  Manner In Which Title to be Held. (circle one)
       ----------------------------------------------

           (a)  Individual Ownership
           (b)  Community Property
           (c)  Joint Tenant with Right of
                Survivorship (both parties
                must sign)
           (d)  Partnership*
           (e)  Tenants in Common
           (f)  Company*
           (g)  Trust*
           (h)  Other

          *If Units are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

          8.4  NASD Affiliation.

          Are you affiliated or associated with an NASD member firm (please check one):

          Yes _________    No __________

          If Yes, please describe:

          _________________________________________________________

          _________________________________________________________

          _________________________________________________________

          *If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

          The undersigned NASD member firm acknowledges receipt of the notice required by Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.


          _________________________________
          Name of NASD Member Firm


          By: ______________________________
                 Authorized Officer


          Date: ____________________________




          8.5 The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire contained in this Section 8 and such answers have been provided under the assumption that the Company will rely on them.

                                                                [SIGNATURE PAGE]

NUMBER OF UNITS               X $100,000 =             (THE "PURCHASE PRICE")


__________________________             _____________________________________
Signature                              Signature (if purchasing jointly)

__________________________             _____________________________________
Name Typed or Printed                  Name Typed or Printed

__________________________             _____________________________________
Address                                Address

__________________________             _____________________________________
City, State and Zip Code               City, State and Zip Code

__________________________             _____________________________________
Telephone-Business                     Telephone--Business

__________________________             _____________________________________
Telephone-Residence                    Telephone--Residence

__________________________             _____________________________________
Facsimile-Business                     Facsimile--Business

__________________________             _____________________________________
Facsimile-Residence                    Facsimile--Residence

__________________________             _____________________________________
Tax ID # or Social Security #          Tax ID # or Social Security #


Name in which securities should be issued:

Dated:         , 1996

          This Subscription Agreement is agreed to and accepted as of , 1996.

                            ZONAGEN, INC.


                            By: __________________________________________
                               Name:  Joe Podolski
                               Title:  Chief Executive Officer and President

                           CERTIFICATE OF SIGNATORY

                         (To be completed if Units are
                      being subscribed for by an entity)


     I,  ________________________________, am the _____________________of

_____________________________________________ (the "Entity").

          I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Units, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

          IN WITNESS WHEREOF, I have set my hand this ____ day of ____ , 1996.


                                   _________________________________
                                              (Signature)